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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to (1) the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-36970, Amendment No. 1) of our report dated August 4, 1999, included in Avnet, Inc.'s Annual Report on Form 10-K for the year ended July 2, 1999, (2) the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-36970, Amendment No. 1) of our report dated August 25, 1999, on the consolidated financial statements of Marshall Industries, which report is included in Avnet, Inc.'s Current Report on Form 8-K bearing cover date of October 20, 1999 and (3) all references to our firm included in this Registration Statement.



Phoenix, Arizona                                        ARTHUR ANDERSEN LLP
May 22, 2000